EXHIBIT 4.1

STATE OF LOUISIANA

PARISH OF ORLEANS

AMENDED AND RESTATED PROMISSORY NOTE

$2,000,000.00	December 27, 2011

FOR VALUE RECEIVED, Onstream Media Corporation, a Florida corporation (“OMC”), Infinite Conferencing, Inc., a Florida corporation (“ICI”), Entertainment Digital Network, Inc., a Florida corporation (“EDN”), and OSM Acquisition, Inc., a Delaware corporation (“OSM”), AV ACQUISITION, INC., a Florida corporation (“AVA”), AUCTION VIDEO JAPAN, INC., a Japanese corporation (“AVJ”), HOTELVIEW CORPORATION, a Florida corporation (“HC”), and MEDIA ON DEMAND, INC., a Florida corporation (“MDI”), (each of OMC, ICI, EDN, OSM, AVA, AVJ, HC and MDI may hereinafter be referred to individually as a "Debtor" and all of OMC, ICI, EDN, OSM, AVA, AVJ, HC and MDI may hereinafter be referred to collectively as the "Debtors") unconditionally, jointly, severally, and in solido promise to pay to the order of THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and permitted assigns, "Lender"), without setoff, at its offices at 639 Loyola Avenue, Suite 2565, New Orleans, Louisiana 70113, or at such other place as may be designated by Lender, the lesser of (i) the original principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or (ii) so much thereof as may from time to time be advanced and outstanding hereunder in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at the annual interest rate set forth in this Note (the "Rate"), and in accordance with the payment schedule, indicated below.

This AMENDED AND RESTATED PROMISSORY NOTE (this "Note") is executed pursuant to and evidences the Indebtedness (a) funded by Lender under that certain AMENDED AND RESTATED LOAN AGREEMENT among Debtors and Lender dated as of even date herewith (as the same may be amended, restated, supplemented, renewed or extended from time to time, the "Loan Agreement") and (b) secured pursuant to the Security Agreement (as defined in the Loan Agreement) which references are made for a statement of the collateral, rights and obligations of Debtors and Lender in relation thereto; but neither the reference to the Loan Agreement or any provision thereof nor the reference to the Security Agreement or any provision thereof shall affect or impair the absolute and unconditional, joint, several and in solido obligation of Debtors to pay unpaid principal of and interest on this Note when due. Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

1.                  Rate.   The Rate shall be a rate per annum equal to the lesser of (a) the MAXIMUM RATE, or (b) the PRIME RATE (3.25% as of the date of this Note) plus  EIGHT  AND THREE QUARTERS PERCENT (8.75%).

The term "Prime Rate" means a variable rate of interest per annum equal to the prime rate as published from time to time in the "Money Rates" table of The Wall Street Journal (Southwest Edition).  If the prime rate is no longer published in the "Money Rates" table of The Wall Street Journal (Southwest Edition), then Lender will choose and notify Debtors of a substitute index rate that approximates the Prime Rate. Notwithstanding any provision of this Note or any other Loan Document or any other agreement or commitment between any Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall any Debtor be required to pay interest at a rate greater than the Maximum Rate. It is the intention of the parties that this Note, and all Loan Documents securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable usury law. If Lender ever contracts for, charges, receives or collects anything of value under any Loan Document which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to the applicable Debtors. In determining whether the interest payable hereunder exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full.  The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by applicable Louisiana law, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.

2.                  Accrual Method.   Interest on the Indebtedness evidenced by this Note shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received as provided herein.

3.                  Rate Change Date.  The Rate will change each time and as of the date that the Prime Rate changes.

4.                  Payment Schedule.  Except as expressly provided herein or in the Loan Agreement to the contrary, all payments on this Note shall be applied in the following order of priority to: (a) the payment or reimbursement of any reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) of or incurred by Lender for which Debtors shall be obligated to pay or reimburse to Lender pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest thereon, (c) the payment of any unpaid fees for which the Debtors shall be obligated to pay to Lender pursuant to the provisions of this Note or the other Loan Documents, and (d) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. This Note shall be due and payable as follows:

(a)                Monthly payments of interest and fees shall be payable in arrears on the last day of each calendar month, having begun on January 31, 2008 and continuing on the last day of each month until the Maturity Date.

(b)                 The balance of all outstanding principal, accrued interest and fees or any other amount due under this Note shall be due and payable on the Maturity Date.

Subject to the terms and conditions in the Loan Agreement, Debtors may borrow, repay and reborrow loans on a revolving basis at any time and from time to time, up to a maximum principal aggregate amount outstanding at any one time equal to the lesser of (i) the amount of the Borrowing Base existing at such time, or (ii) the Revolving Credit Facility (such maximum principal amount being referenced to herein as the "Lender Commitment Amount").   Lender shall incur no liability for its refusal to advance funds based upon its reasonable determination that any conditions precedent to such further advances set forth in the Loan Agreement have not been satisfied.

Lender's records of the amounts borrowed and accrued and unpaid interest thereon from time to time shall be conclusive proof thereof absent manifest error.

5.                  Delinquency Charge and Fees.   To the extent permitted by law, Debtors agree to pay Lender a delinquency charge equal to FIVE PERCENT (5.00%) of any principal, interest or other payment due hereunder that is not paid within 10 days after it is due (or, if later, one Business Day after written notice from Lender of such non-payment).  This late charge will never be less than $50.00 or more than $1,000.00 per occurrence.  The provisions herein for a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving any Debtor a right to cure any Event of Default.

6.                  Waivers, Consents and Covenants.   Each Debtor, any endorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Documents now or hereafter executed in connection with any obligation of any Debtor to Lender; (b) consents to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security or Collateral for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors); and (c) agrees that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents.

7.                  Early Termination.   Debtors may repay all outstanding obligations under this Note and terminate this Note at any time.  If Debtors terminate the Note, or if Lender accelerates payment of this Note, Debtors understand that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time the Note is signed.  In the event of early termination of the Note, Lender shall receive an early termination fee of two percent (2.0%) of the highest aggregate Lender Commitment Amount, except in the event of termination six months or less before the Maturity Date, when such early termination fee shall be one percent (1.0%) of such highest aggregate Lender Commitment Amount.

8.                  Collateral; Deposit Accounts.   This Note is secured by the Collateral.  As additional collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that any Debtor may now and in the future owe to Lender or incur in Lender’s favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever, each Debtor is granting Lender a continuing security interest in any and all funds that such Debtor may now and in the future have on deposit with Lender and/or on deposit in any account with respect to which any Debtor, Lender and the depository bank  are parties to an account control agreement.  Each Debtor further agrees that upon the occurrence and during the continuance of any Event of Default, Lender shall have the right set off any such funds of such Debtor in the possession or subject to an account control agreement in favor of Lender against any amounts then due by any Debtor to Lender pursuant to this Note.

9.                  Remedies.   If an Event of Default has occurred and is continuing, (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) from and after the date on which prior written notice is received by the Debtors from Lender, to the extent permitted by law, the Rate of interest on the unpaid principal shall be prospectively increased at Lender's discretion up to the Rate then in effect plus three percent (3%) (the "Default Rate") (provided  that the Default Rate shall not at any time exceed the Maximum Rate for so long as such Event of Default is continuing and provided that the Default Rate shall not apply once the Event of Default is no longer continuing). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges then due and owing may, solely for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note for so long as such Event of Default is continuing. Upon the occurrence and during the continuance of an Event of Default, Lender is hereby authorized at any time, at its option without prior written notice to the Debtors, to set off and charge against any deposit accounts of any Debtor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10.              Waiver.   The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

11.              Applicable Law, Venue and Jurisdiction.   This Note shall be governed by and construed in accordance with the laws of the State of Louisiana (without giving effect to its choice of laws provisions), and shall be performable by the parties hereto in the parish in Louisiana where Lender's address set forth on the signature page hereof is located (the "Venue Site").  Any action or proceeding against any Obligor under or in connection with this Note and/or any of the Loan Documents may be brought in any state or federal court within the Venue Site. Each Obligor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Obligor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions this Agreement. Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Obligor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligor against Lender shall be brought only in a court located in the Venue Site.

12.              Partial Invalidity.   The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13.              Binding Effect.   This Note shall be binding upon and inure to the benefit of each Debtor and Lender and their respective successors, assigns, heirs, administrators and personal representatives, provided, however, that no obligations of any Debtor hereunder can be assigned without prior written consent of Lender.

14.              Controlling Document.   To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

15.              COMMERCIAL PURPOSE.   EACH DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND THIS NOTE IS SUBJECT TO LOUISIANA REVISED STATUTES § 9:3509, ET SEQ. EACH DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

16.              Collection.   If during the continuance of an Event of Default this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, the Debtors agree to pay all documented and reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, incurred by Lender of all amounts owed by the Debtors to Lender under this Note and/or the Loan Documents.

17.              Notice of Balloon Payment.   At maturity (whether by acceleration or otherwise), the Debtors must repay the entire outstanding principal balance of this Note and accrued unpaid interest then due. Lender is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time. The Debtors will, therefore, be required to make payment out of other assets the Debtors may own; or the Debtors will have to find a lender willing to lend the Debtors the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note. If Obligors have guaranteed payment of this Note, Obligors may be required to perform under such guaranty.

18.              WAIVER OF JURY TRIAL.   EACH  DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

19.              No Novation.  This Note amends and restates the Promissory Note dated as of December 28, 2007 and as subsequently amended from time to time made and delivered by the Debtors to Lender (the “Existing Note”).  This Note evidences all amounts outstanding as of the date hereof under the Existing Note, but does not extinguish or result in a novation of the Existing Note.

20.              NSF Check Charges.  In the event any Debtor makes any payment under this Note by check and such Debtor’s check is returned to Lender unpaid due to nonsufficient funds in such Debtor’s deposit account, Debtors agree to pay Lender an additional NSF check charge in the amount of $30.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the date first written above.

DEBTORS:

ONSTREAM MEDIA CORPORATION

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

Infinite Conferencing, Inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

Entertainment Digital Network, Inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

OSM Acquisition, Inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

AV Acquisition, Inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

AUCTION VIDEO JAPAN, Inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

HOTELVIEW CORPORATION

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer

media on demand, inc.

By: /s/ Randy S. Selman

Name: Randy S. Selman

Title: Chief Executive Officer